UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 21, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 21, 2016, Finjan Holdings, Inc. (the “Company”) issued a press release announcing that the Patent Trial and Appeal Board (PTAB) at the United States Patent and Trademark Office (USPTO) concluded its rulings on Symantec Corporation’s attempts to invalidate 8 of subsidiary, Finjan, Inc.’s patents through Inter Partes Review (“IPR”), that Finjan accuses Symantec of infringing in the U.S. District Court for the Northern District of California (Finjan v. Symantec, 3-14-cv-02998-HSG). Symantec attempted to invalidate all 8 of the asserted Finjan’s patents through 11 separate IPR challenges. The PTAB rejected 10 of the 11 challenges, or 30 of 31 grounds of invalidity sought by Symantec. With respect to IPR2015-01892 (US Patent No. 8,677,494 or “the ‘494 Patent”), on March 18, 2016, the PTAB granted institution of trial to hear evidence of whether certain ‘494 Patent claims are invalid in light of prior art.

A copy of the press release is attached hereto as Exhibit 99.1and is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1
Press Release, dated March 21, 2016, entitled “US Patent and Trademark Office Concludes Rulings on 11 Petitions for Inter Partes Review by Symantec against 8 Finjan Patents – Patent Trial and Appeal Board Denies All but One Petition.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: March 22, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer